Exhibit 99.1

SAN DIEGO, February 9, 2012

For Immediate Release

Encore Capital Group Announces Fourth Quarter and Full Year 2011 Financial Results

Quarterly Net Income Increased 21% to $17.1 Million; Quarterly Gross Collections Increased 25%

to $185.9 Million; Quarterly Purchases Increased 15% to $136.7 Million

SAN DIEGO, February 9, 2012 — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading consumer debt buying and recovery company, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2011.

For the fourth quarter of 2011:

•	Gross collections were $185.9 million, a 25% increase over the $149.2 million in the same period of the prior year.

•

Investment in receivable portfolios was $136.7 million, to purchase $3.8 billion in face value of debt, compared to $119.1 million, to purchase $3.9 billion in face value of debt in the same period of the prior year. Available capacity under the revolving credit facility, subject to borrowing base and applicable debt covenants, was $105.5 million as of December 31, 2011. Total debt, consisting of the revolving credit facility, senior secured notes and capital lease obligations, was $389.0 million as of December 31, 2011, compared to $385.3 million as of December 31, 2010.

•

Revenue from receivable portfolios, net was $116.5 million, a 22% increase over the $95.7 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of net portfolio allowances, decreased to approximately 64% from 68% in the same period of the prior year.

•	Revenue from bankruptcy servicing was $4.2 million, compared to $4.0 million in the same period of the prior year.

•

Total operating expenses were $88.0 million, a 23% increase over the $71.6 million in the same period of the prior year. Adjusted operating expense (operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses) per dollar collected decreased to 44.1% compared to 44.4% in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense and portfolio amortization, was $105.0 million, a 25% increase over the $83.9 million in the same period of the prior year.

•	Total interest expense remained consistent at $5.0 million, as compared to the same period of the prior year.

Encore Capital Group, Inc.

•	Net income was $17.1 million, or $0.67 per fully diluted share, compared to net income of $14.2 million, or $0.56 per fully diluted share in the same period of the prior year.

•

Tangible book value per share, computed by dividing total stockholders’ equity less goodwill and identifiable intangible assets by the number of diluted shares outstanding, was $13.84 as of December 31, 2011, a 22% increase over $11.35 as of December 31, 2010.

For the full year of 2011:

•	Gross collections were $761.2 million, a 26% increase over the $604.6 million in 2010.

•	Investment in receivable portfolios was $386.9 million, to purchase $11.7 billion in face value of debt, compared to $362.0 million, to purchase $10.9 billion in face value of debt in 2010.

•	Total revenue was $467.4 million, a 23% increase over the $381.3 million in 2010.

•

Total operating expenses were $346.6 million, a 22% increase over the $284.3 million in 2010. Adjusted operating expense (operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses) per dollar collected decreased to 42.2% compared to 43.7% in 2010.

•	Adjusted EBITDA was $445.0 million, a 28% increase over the $346.7 million in 2010.

•	Net income was $61.0 million, or $2.37 per fully diluted share, compared to net income of $49.1 million, or $1.95 per fully diluted share in 2010.

Conference Call and Webcast

The Company will hold a conference call today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss fourth quarter and full year results.

Members of the public are invited to listen to the event via a listen-only telephone conference call line or the Internet. To access the live telephone conference call line, please dial (877) 670-9781

Encore Capital Group, Inc.

or (408) 940-3818. To access the live webcast via the Internet, log on at the Investors page of the Company’s website at www.encorecapital.com.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. The Company has included information concerning tangible book value per share because management believes that this metric is a meaningful measure of the equity deployed in the business. Adjusted EBITDA, adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses, and tangible book value per share have not been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance and total stockholders’ equity as an indicator of Encore Capital Group’s financial condition. Further, these non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, a reconciliation of adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses to the GAAP measure total operating expenses, and a reconciliation of tangible book value per share to the GAAP measure total stockholders’ equity in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group is a leader in consumer debt buying and recovery. We purchase portfolios of defaulted consumer receivables from major banks, credit unions, and utility providers and partner with individuals as they repay their obligations and work toward financial recovery. Our success and future growth are driven by our sophisticated and widespread use of analytics, our broad investments in data and behavioral science, the significant cost advantages provided by both our operations in India and our enterprise-wide, account-level cost database, and our demonstrated commitment to conduct business ethically and in ways that support our consumers’ financial recovery.

Headquartered in San Diego, California, we are a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about the Company can be found at www.encorecapital.com.

Encore Capital Group, Inc.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our litigation, future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapital.com

Adam Sragovicz (858) 309-9509

adam.sragovicz@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

	December 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$ 8,047	$ 10,905
Accounts receivable, net	3,265	3,331
Investment in receivable portfolios, net	716,454	644,753
Deferred court costs, net	38,506	32,158
Property and equipment, net	17,796	13,658
Other assets	11,968	14,930
Goodwill	15,985	15,985
Identifiable intangible assets, net	462	748

Total assets	$812,483	$736,468

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$ 29,628	$ 26,539
Deferred tax liabilities, net	15,709	17,626
Debt	388,950	385,264
Other liabilities	6,661	4,342

Total liabilities	440,948	433,771

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 24,520 shares and 24,011 shares issued and outstanding as of December 31, 2011 and 2010, respectively	245	240
Additional paid-in capital	123,406	113,412
Accumulated earnings	249,852	188,894
Accumulated other comprehensive (loss) income	(1,968)	151

Total stockholders’ equity	371,535	302,697

Total liabilities and stockholders’ equity	$812,483	$736,468

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

	Year Ended December 31,
	2011	2010	2009
Revenues
Revenue from receivable portfolios, net	$448,714	$364,294	$299,732
Servicing fees and other related revenue	18,657	17,014	16,687

Total revenues	467,371	381,308	316,419

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	81,509	65,767	58,025
Stock-based compensation expense	7,709	6,010	4,384
Cost of legal collections	157,050	121,085	112,570
Other operating expenses	39,776	36,387	26,013
Collection agency commissions	14,162	20,385	19,278
General and administrative expenses	41,730	31,444	26,920
Depreciation and amortization	4,661	3,199	2,592

Total operating expenses	346,597	284,277	249,782

Income from operations	120,774	97,031	66,637

Other (expense) income
Interest expense	(21,116)	(19,349)	(16,160)
Other (expense) income	(394)	316	3,266

Total other expense	(21,510)	(19,033)	(12,894)

Income before income taxes	99,264	77,998	53,743
Provision for income taxes	(38,306)	(28,946)	(20,696)

Net income	$60,958	$49,052	$33,047

Weighted average shares outstanding:
Basic	24,572	23,897	23,215
Diluted	25,690	25,091	24,082
Earnings per share:
Basic	$2.48	$2.05	$1.42
Diluted	$2.37	$1.95	$1.37

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended December 31,
	2011	2010	2009
Operating activities:
Net income	$60,958	$49,052	$33,047
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,661	3,199	2,592
Amortization of loan costs and debt discount	1,833	3,682	4,080
Stock-based compensation expense	7,709	6,010	4,384
Gain on repurchase of convertible notes, net	—	—	(3,268)
Deferred income tax (benefit) expense	(1,917)	646	1,872
Excess tax benefit from stock-based payment arrangements	(5,101)	(3,249)	(729)
Provision for allowances on receivable portfolios, net	10,823	22,209	19,310
Changes in operating assets and liabilities
Other assets	2,179	(1,390)	(1,668)
Deferred court costs	(6,348)	(6,201)	2,379
Prepaid income tax and income taxes payable	6,495	(1,782)	11,204
Accounts payable, accrued liabilities and other liabilities	3,287	3,299	3,316

Net cash provided by operating activities	84,579	75,475	76,519

Investing activities:
Purchases of receivable portfolios, net of forward flow allocation	(386,850)	(361,957)	(246,330)
Collections applied to investment in receivable portfolios, net	301,474	217,891	168,416
Proceeds from put-backs of receivable portfolios	2,852	3,981	3,375
Purchases of property and equipment	(5,564)	(2,722)	(4,632)

Net cash used in investing activities	(88,088)	(142,807)	(79,171)

Financing activities:
Payment of loan costs	(840)	(6,248)	—
Proceeds from senior secured notes	25,000	50,000	—
Proceeds from revolving credit facility	121,000	125,500	90,500
Repayment of revolving credit facility	(143,000)	(58,500)	(68,500)
Repayment of convertible notes	—	(42,920)	(22,262)
Proceeds from net settlement of certain call options	—	524	—
Proceeds from exercise of stock options	1,263	2,118	1,175
Taxes paid related to net share settlement of equity awards	(3,891)	(2,024)	(403)
Excess tax benefit from stock-based payment arrangements	5,101	3,249	729
Repayment of capital lease obligations	(3,982)	(1,850)	(540)

Net cash provided by financing activities	651	69,849	699

Net (decrease) increase in cash	(2,858)	2,517	(1,953)
Cash and cash equivalents, beginning of period	10,905	8,388	10,341

Cash and cash equivalents, end of period	$8,047	$10,905	$8,388

Supplemental disclosures of cash flow information:
Cash paid for interest	$19,038	$15,652	$12,521
Cash paid for income taxes	32,125	30,125	8,243
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$2,949	$4,317	$516
Allocation of forward flow asset to acquired receivable portfolios	—	—	10,302

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income, Adjusted Operating Expenses Excluding Stock-based Compensation Expense and Bankruptcy Servicing Operating Expenses to GAAP Total Operating Expenses, and Tangible Book Value Per Share to GAAP Total Stockholders’ Equity

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
GAAP net income, as reported	$17,134	$14,171	$60,958	$49,052
Interest expense	4,979	5,003	21,116	19,349
Provision for income taxes	10,351	9,075	38,306	28,946
Depreciation and amortization	1,309	958	4,661	3,199
Amount applied to principal on receivable portfolios	69,462	53,427	312,297	240,100
Stock-based compensation expense	1,729	1,254	7,709	6,010

Adjusted EBITDA	$104,964	$83,888	$445,047	$346,656

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
GAAP total operating expenses, as reported	$88,024	$71,589	$346,597	$284,277
Stock-based compensation expense	(1,729)	(1,254)	(7,709)	(6,010)
Bankruptcy servicing operating expenses	(4,385)	(4,055)	(18,031)	(14,328)

Adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses	$81,910	$66,280	$320,857	$263,939

	As of December 31, 2011	As of December 31, 2010
GAAP total stockholders’ equity, as reported	$371,535	$302,697
Goodwill	(15,985)	(15,985)
Identifiable intangible assets, net	(462)	(748)

Tangible book value	$355,088	$285,964
Diluted shares outstanding	25,657	25,206

Tangible book value per share	$13.84	$11.35